EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated January 22, 2008 on the statement of condition and related bond portfolio of Van Kampen Unit Trusts, Municipal Series 672 (Insured Municipals Income Trust, Series 532) as of January 22, 2008 contained in the Registration Statement on Form S-6 and in the Prospectus. We consent to the use of our report in the Registration Statement and in the Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm" in Prospectus Part II.


                                                              GRANT THORNTON LLP

New York, New York
January 22, 2008